As filed with the Securities and Exchange Commission on September 28, 2012.

Registration No. 333-180913

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM F-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

YOUKU TUDOU INC.
(Exact name of registrant as specified in its charter)

N/A
(Translation of registrant name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

11/F, SinoSteel Plaza
8 Haidian Street
Haidian District
Beijing 100080
People's Republic of China
(86-10) 5885-1881
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road, Central Hong Kong Phone: +852 3740 4700 Facsimile: +852 3740 4727
Michael V. Gisser, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004
People's Republic of China
Phone: +86 (10) 6535 5500
Facsimile: +86 (10) 6535 5577

Approximate date of commencement of proposed sale of the securities to the public: Not applicable

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

PART II
EXPLANATORY NOTE

        On August 23, 2012, Youku Tudou Inc. (formerly Youku Inc.) ("Youku") completed the previously announced merger (the "Merger") of Tudou Holdings Limited ("Tudou") and Two Merger Sub Inc. ("Merger Sub"), a wholly owned subsidiary of Youku, pursuant to the agreement and plan of merger (the "Merger Agreement"), dated March 11, 2012, by and among Youku, Tudou and Merger Sub, and the plan of merger (the "Plan of Merger"), dated August 23, 2012, between Tudou and Merger Sub. Youku's name was changed from "Youku Inc." to "Youku Tudou Inc." at the effective time of the Merger.

        As a result of the consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger, Youku has terminated the offering of its Class A ordinary shares, par value US$0.00001 per share (the "Youku Class A shares"), pursuant to the registration statement on Form F-4 (File No. 333-180913) (the "Registration Statement"), under which Youku registered 863,078,895 Youku Class A shares to be issued in connection with the Merger. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Youku is filing this post-effective amendment No. 1 to the Registration Statement to deregister 24,474,607 Youku Class A shares that remain unsold as of the date of this post-effective amendment No. 1 to the Registration Statement.

Item 21.    Exhibits and Financial Statement Schedules

(a)    Exhibits

24.1    Powers of Attorney, incorporated herein by reference to Exhibit 24.1 of Youku's registration statement on Form F-4, filed with the Securities and Exchange Commission on April 24, 2012.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on September 28, 2012.

Youku Tudou Inc.
By:	/s/ VICTOR WING CHEUNG KOO
	Name:	Victor Wing Cheung Koo
	Title:	Chairman of the Board of Directors and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VICTOR WING CHEUNG KOO Victor Wing Cheung Koo	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	September 28, 2012
/s/ MICHAEL GE XU Michael Ge Xu	Chief Financial Officer and Senior Vice President (principal financial and accounting officer)	September 28, 2012
* Name: Dele Liu	Director, President	September 28, 2012
* George Leonard Baker, Jr.	Director	September 28, 2012
/s/ JIXUN FOO Jixun Foo	Director	September 28, 2012
* Nicholas Frederick Lawler	Director	September 28, 2012
* Bryan Zongwei Li	Director	September 28, 2012
* Ye Sha	Director	September 28, 2012
/s/ GARY WEI WANG Gary Wei Wang	Director	September 28, 2012
* Jonathan Jia Zhu	Director	September 28, 2012

*By:	/s/ VICTOR WING CHEUNG KOO Name: Victor Wing Cheung Koo Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Youku Tudou Inc., has signed this registration statement or amendment thereto in New York, on September 28, 2012.

Authorized U.S. Representative
By:	/s/ DIANA ARIAS
	Name:	Diana Arias, on behalf of Law Debenture Corporate Services Inc.
	Title:	Senior Managing Director